UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/03/2009

Atlas Pipeline Holdings, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32953

Delaware	43-2094238
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, Pennsylvania 15108
(Address of principal executive offices, including zip code)

412-262-2830
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 3, 2009, Atlas Pipeline Partner, L.P. (the "APL") announced that Eric T. Kalamaras, 36, has been appointed as Chief Financial Officer of Atlas Pipeline Holdings GP, LLC (the "General Partner"), the general partner of Atlas Pipeline Holdings, L.P. (the "Partnership"), and as Chief Financial Officer of Atlas Pipeline Partners GP, LLC, the general partner of APL. This appointment will be effective on September 14, 2009. Matthew A. Jones, the General Partner's current Chief Financial Officer, will continue as Chief Financial Officer of Atlas America, Inc. (NASDAQ: ATLS), the parent of the General Partner, and as a member of the managing board of the General Partner. A press release announcing these appointments is attached hereto as Exhibit 99.1.

Since 2003, Mr. Kalamaras has been Director-Energy Leveraged Finance & High Yield for Wells Fargo Securities, LLC (formerly Wachovia Securities, LLC), where he focused on equity and debt capital funding in public and private natural gas master limited partnerships. Before that, from 1999 to 2003, he was an analyst with Banc of America Securities.

In connection with Mr. Kalamaras' appointments described above, Atlas America, Inc. ("ATLS") entered into a letter agreement with Mr. Kalamaras (the "Agreement"), under which he will serve as an at-will employee, with employment to commence on September 14, 2009. The Agreement provides for an annual base salary of $250,000, a one-time cash signing bonus of $80,000 and a one-time award of 50,000 phantom units of APL. These phantom units vest 1/3 per year over 3 years and, upon vesting, entitle Mr. Kalamaras to receive a cash payment equal to the fair market value of the common units of APL. Mr. Kalamaras is also eligible for discretionary annual bonus compensation in an amount not to exceed 100% of his annual base salary and participation in all employee benefit plans in effect during his employment.

The Agreement provides the following regarding termination and termination benefits:

-- ATLS may terminate Mr. Kalmaras' employment for any reason upon 30 days prior written notice, or immediately for cause.

-- Mr. Kalamaras may terminate his employment for any reason upon 60 days prior written notice.

-- Upon termination of employment for any reason, Mr. Kalamaras will receive his accrued but unpaid annual base salary through his date of termination and any accrued and unpaid vacation pay. If Mr. Kalamaras is terminated without cause or because of his death, all of his phantom units will automatically vest and become payable in full.

-- Mr. Kalamaras is also subject to a confidentiality and non-solicitation agreement for 12 months after any termination of employment.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Pipeline Holdings, L.P.

Date: September 03, 2009	By:	/s/ Lisa Washington
Lisa Washington
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release